Exhibit 10.12

COLLATERAL ASSIGNMENT

COLLATERAL ASSIGNMENT made as of this 23rd day of October, 2015 (“Collateral Assignment”) by USELL.COM., INC., a Delaware corporation (“uSell”), BST Distribution, Inc. (“BST”), We Sell Cellular, LLC (“We Sell” and together with uSell and BST, each an “Assignor” and collectively the “Assignors”) to BAM ADMINISTRATIVE SERVICES, LLC, a Delaware limited liability company, as agent for the Purchasers (as defined in the Security Agreement referred to below) (“Assignee”) for the ratable benefit of itself and each of the Purchasers (collectively, the “Creditor Parties”).

FOR VALUE RECEIVED, and as collateral security for all Liabilities (as defined in the Security Agreement dated as of October 23, 2015 by and among Assignor, the other Debtors referred to therein and the Assignee (as amended, modified, restated or supplemented from time to time, the “Security Agreement”)), each Assignor hereby collaterally assigns, transfers and sets over unto Assignee, its successors and assigns, for the ratable benefit of the Creditor Parties, all of its rights, but not its obligations, under (a) that certain Stock Purchase Agreement dated October 23, 2015, effective as of October 1, 2015, by and among Assignor, as purchaser, and BST, Scott Tepfer and Brian Tepfer, as sellers (collectively, “Sellers”), and all of the other agreements and documents by which equity interests, assets or rights of the Sellers are transferred to Assignor, (b) that certain Assignment Agreement dated October 23, 2015, effective as of October 1, 2015, by and among BST, We Cell, and Sellers, (c) that certain Assumption of Samsung Litigation Costs dated October 23, 2015, effective as of October 1, 2015, by and among Sellers and uSell and (d) any and all other agreements and documents by which equity interests, assets or rights of the Sellers are transferred to any Assignor (as each of the agreements and documents in the foregoing clauses (a) through (d) may be amended, modified, restated or supplemented from time to time, collectively, the “Agreements”), including, without limitation, all indemnity rights and all moneys and claims for moneys due and/or to become due to any Assignor under the Agreements.

1.       Each Assignor hereby (i) specifically authorizes and directs Sellers, upon notice to Sellers by Assignee, to make all payments due to Assignor under or arising under the Agreements directly to Assignee and (ii) irrevocably authorizes and empowers Assignee (a) to ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due or payable, or remain unpaid at any time and times to Assignor by Sellers under and pursuant to the Agreements, (b) to endorse any checks, drafts or other orders for the payment of money payable to any Assignor in payment thereof, and (c) in Assignee’s discretion to file any claims or take any action or institute any proceeding, either in its own name or in the name of any Assignor or otherwise, which Assignee may deem necessary or advisable to effectuate the foregoing. It is expressly understood and agreed, however, that Assignee shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to Assignee or to which Assignee may be entitled hereunder at any time or times. Assignee hereby acknowledges that it shall not exercise any rights under this Section 1 unless and until an Event of Default (as such term is defined in the Security Agreement) shall have occurred and be continuing.

2.       Sellers are hereby authorized to recognize Assignee’s claims to rights hereunder without investigating any reason for any action taken by Assignee or the validity or the amount of the obligations or existence of any default, or the application to be made by Assignee of any of the amounts to be paid to Assignee and/or any other Creditor Party. Checks for all or any part of the sums payable under this Assignment shall be drawn to the sole and exclusive order of Assignee. Upon payment by Sellers to Assignee, for the ratable benefit of the Creditor Parties, of any amounts due to any Assignor under or arising under the Agreements, the obligations of Sellers to such Assignor with respect to such amounts shall be deemed paid in full and/or reduced by the amount of such payment, as applicable.

3.       Without first obtaining the written consent of Assignee (which such consent shall not be unreasonably withheld) no Assignor nor any Seller shall amend or modify any Agreement.

4.       In the event any Assignor declines to exercise any rights under the Agreements, Assignee shall have the right to enforce any and all such rights of such Assignor directly against Sellers.

5.       This Collateral Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Collateral Assignment as of the day and year first above written.

USELL.COM, INC., as an Assignor

By:	/s/ Nikhil Raman
Name: Nikhil Raman
Title: Chief Executive Officer

BST DISTRIBUTION, INC., as an Assignor

By:	/s/ Brian Tepfer
Name: Brian Tepfer
Title: Chief Executive Officer

WE SELL CELLULAR LLC, as an Assignor

By:	/s/ Nikhil Raman
Name: Nikhil Raman
Title: Manager

Sellers hereby consent and agree to the
provisions of this Collateral Assignment
as of this 23rd day of October, 2015

/s/ Scott Tepfer
Scott Tepfer

/s/ Brian Tepfer
Brian Tepfer

Assignee hereby agrees to those provisions
of Sections 1 and 3 of this Collateral
Assignment applicable to Assignee
as of this 23rd day of October, 2015

BAM ADMINISTRATIVE SERVICES, LLC

By:	/s/
Name:
Title:

SIGNATURE PAGE TO COLLATERAL ASSIGNMENT